UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2003

                        WESTCOAST HOSPITALITY CORPORATION
                Exact Name of Registrant as Specified in Charter)

       Washington                      001-13957                91-1032187
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  201 W. North River Drive
                  Suite 100
                  Spokane, Washington                  99201
                 (Address of Principal               (Zip Code)
                   Executive Offices)

                                 (509) 459-6100
              (Registrant's telephone number, including area code)

ITEM 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished pursuant to Item 12 hereof:

Exhibit No.   Exhibit
-------------  -----------------------------------------------------------------
  99.1 Press release dated October 30, 2003 reporting third quarter 2003 financial results

ITEM 12. Results of Operations and Financial Condition

On October 30, 2003, the registrant issued a press release setting forth its third quarter 2003 financial results. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished in this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

By filing this report on Form 8-K, WestCoast Hospitality Corporation makes no admission as to the materiality of any information in this report. WestCoast Hospitality Corporation reserves the right to discontinue the availability of the information in the attached exhibit from its website at any time.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WESTCOAST HOSPITALITY CORPORATION
                                                        (Registrant)

Date:  October 30, 2003                                    /s/ Peter P. Hausback
                                         Vice President, Chief Financial Officer
                                                         (Signature)

EXHIBIT INDEX

Exhibit No.    Exhibit
------------   -----------------------------------------------------------------

99.1 Press release dated October 30, 2003 reporting third quarter 2003 financial results

Exhibit 99.1

   WestCoast Hospitality Corporation Announces Third Quarter Results; Reports
                          Positive RevPAR Comparisons

October 30, 2003 SPOKANE, Wash. - WestCoast Hospitality Corporation (NYSE:WEH) today reported financial results for the three and nine months ended September 30, 2003. The Company returned to positive RevPAR (Revenue Per Available Room) comparisons during the 2003 quarter with RevPAR increasing slightly, from $49.98 to $50.08, or 0.2%. The Company reported third quarter 2003 revenue of $54.5 million, compared to $55.7 million in the third quarter of 2002. Net income to common shareholders was $2.6 million in the third quarter of 2003, compared to $3.9 million in the third quarter of 2002. Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization and other items. See "Adjusted EBITDA" in attachment) was $11.4 million in the third quarter of 2003, versus $12.0 million in the comparable period of 2002. Diluted earnings per share in the third quarter of 2003 was $0.20, compared to $0.29 in the prior year comparable period. Net income and earnings per share were negatively impacted by a $1.6 million pre-tax non-cash depreciation expense associated with assets previously held for sale on the balance sheet, negatively impacting earnings per share by $0.09. The depreciation was recaptured in accordance with generally accepted accounting principles because the Company has not entered into purchase and sales agreements on the assets and does not expect to do so in the allotted timeframe. The Company continues to market these non-core assets and intends to sell these Washington assets in the next year. Proceeds from the sales are intended to be used to reduce debt, enhance the hotel division growth, and general corporate purposes.

Arthur Coffey, President and Chief Executive Officer of WestCoast Hospitality Corporation, stated, "Revenue in our hotel division began to stabilize during the third quarter, and our brand repositioning efforts that took place in the first quarter already appear to be having a positive effect. We are pleased with our operating margins, which reflect the execution of our cost containment measures. We have also started to see positive results from our ADS (Alternate Distribution System) channel management initiatives which were launched in select hotels during the third quarter. We are still cautious about predicting the strength of the economic recovery and will continue to be focused on efforts to gain market share and operating our properties with the efficiencies and cost containment measures that have been put in place during the past year. We continue to hone our yield management practices with the technology that we put in place in our central reservations office earlier in the year. This technology continues to provide us with opportunities for improvement in yield and electronic distribution channel management and we will work towards realizing those benefits. Lastly, in addition to our ongoing efforts to gain market share and maintain cost control, we are excited about the added depth to our management team."

RECENT EVENTS

The Company recently added depth to its management team by naming John Taffin as Executive Vice President of Hotel Operations. Mr. Taffin has 21 years of hospitality industry experience including various management roles with Red Lion Hotels, from 1982 to 1995, and WestCoast Hospitality Corporation, from 1995 to 2002, most recently as Senior Vice President of Hotel Operations. Mr. Taffin's proven track record in hotel operations, both at the property level and in overseeing large groups of hotels, is an asset to the Company. WestCoast also recently added Tom McKeirnan as Vice President and Assistant General Counsel. Mr. McKeirnan previously represented WestCoast as outside counsel. He has a strong background in hospitality, acquisitions, real estate and entertainment law and provides leadership as an excellent strategic planner.

The Company also recently appointed Jon Eliassen to its Board of Directors. Mr. Eliassen recently retired as Chief Financial Officer for Avista Corporation, where his career spanned 33 years. As Avista's CFO, Mr. Eliassen presided over all accounting, treasury, audit and information services for the diversified utility. Mr. Eliassen's financial background will be extremely valuable on the WestCoast Board of Director's Audit Committee. With the addition of Mr.
Eliassen, the Company has seven Directors, four of which are independent from the Company.

The Company has recently exercised the option to acquire the Red Lion Hotel Yakima Gateway, located adjacent to the Yakima Convention Center. The Company has leased the 172-room property since 1997.

During the month of October the Company replaced its existing credit facility with a new credit facility provided by Wells Fargo Bank, National Association, which will provide revolving lines of credit totaling $10 million and a $4 million term loan for acquisition of the Red Lion Yakima Gateway Hotel.

OPERATING RESULTS

The Company reported hotel and restaurant revenue of $49.2 million at owned and leased hotels for the third quarter of 2003, compared to $50.5 million in the third quarter of 2002. Combined hotel RevPAR (owned, managed and franchised) increased 0.2% during the quarter. Combined average daily rate declined 1.4% and occupancy increased 1.1 percentage points. Operating margins in the division remained approximately flat at 21% despite increased medical and insurance costs. The Company launched a new ADS channel management program in select hotels on August 1 and has realized positive revenue trends in those properties during the trial period. The Company has now expanded the program throughout its system of hotels. ADS channels are third party internet sites and WestCoast has corporate agreements with all of the leading ADS providers.

Franchise, central services and development revenue was $1.0 million in the third quarter of 2003, versus $1.4 million in the comparable period of 2002. The revenue decline was primarily due to a net decline in the number of hotels franchised by the company and the associated royalty fees. The decline in franchised properties included a group of hotels whose license agreements expired at the end of the first quarter.

Entertainment division revenue was $2.0 million in the third quarter of 2003, compared to $1.5 million in the third quarter of 2002. The revenue increase was primarily a result of the presentation of a six performance Broadway production during the period, as compared to no presentations during the third quarter of 2002. Expenses increased from $1.2 million in the third quarter of 2002, to $1.8 million in the comparable period of 2003, primarily due to expenses associated with the Broadway production. During the quarter, TicketsWest continued to add venues and announced an agreement to provide ticketing services to Montana State University.

Real estate division revenue remained stable during the third quarter of 2003 at $2.2 million. Expenses in the division declined 7.9%, from $1.3 million to $1.2 million. The Company plans to expand its development, management and leasing for third parties. It also continues to market certain Washington commercial real estate assets it owns and intends to sell properties having $21.7 million of book value in the coming year.

WestCoast Hospitality Corporation owns, manages, franchises and develops hotels under its Red Lion and WestCoast brands focusing on serving business, convention and leisure travelers in first, second and third tier markets. WestCoast provides entertainment services through TicketsWest, including event ticketing for venues in the United States and Canada, and aggregates content for travel and entertainment that is sold in real time at its www.ticketswest.com website. The Entertainment division also includes WestCoast Entertainment, a Broadway and special event presenting company. G&B Real Estate Services, the real estate division of WestCoast Hospitality Corporation, develops, owns, manages and leases commercial and residential properties. Registered trademarks of WestCoast Hospitality Corporation and its affiliates protect the use of "WestCoast", "Red Lion", "TicketsWest" and "G&B" and various derivatives of those usages.

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property and managing and leasing properties owned by third parties; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company's annual report on Form 10-K for the 2002 fiscal year and in other documents filed by the Company with the Securities and Exchange Commission.

                        WestCoast Hospitality Corporation
                      Consolidated Statements of Operations
                                   (unaudited)
                                ($ in thousands)

                                                         Three months ended September 30,
                                                               2003           2002        $ Change     % Change
                                                            ----------------------------------------------------
Revenues:
    Hotels and restaurants                                  $ 49,230       $ 50,518       $ (1,288)      -2.5%
    Franchise, central services and development                  973          1,406           (433)     -30.8%
    Entertainment                                              2,023          1,508            515       34.2%
    Real estate                                                2,177          2,186             (9)      -0.4%
    Corporate services                                            81             67             14       20.9%
                                                            -----------------------------------------
    Total revenues                                            54,484         55,685         (1,201)      -2.2%
                                                            =========================================

Operating expenses:
    Hotels and restaurants                                    38,848         39,824           (976)      -2.5%
    Franchise, central services and development                  376            535           (159)     -29.7%
    Entertainment                                              1,845          1,245            600       48.2%
    Real estate                                                1,191          1,293           (102)      -7.9%
    Corporate services                                            83             61             22       36.1%
    Depreciation and amortization                              4,284          2,561          1,723       67.3%
    Gain on asset dispositions including recoveries             (117)           (69)           (48)     -69.6%
    Conversion expenses                                           24              1             23     2300.0%
                                                            -----------------------------------------
    Total direct expenses                                     46,534         45,451          1,083        2.4%
    Undistributed corporate expenses                             712            747            (35)      -4.7%
                                                            -----------------------------------------
    Total expenses                                            47,246         46,198          1,048        2.3%
                                                            -----------------------------------------
Operating income                                               7,238          9,487         (2,249)     -23.7%


Other income (expense):
    Interest expense                                          (2,886)        (2,613)          (273)     -10.4%
    Interest income                                               96             96              0        0.0%
    Other income, net                                             87              1             86     8600.0%
    Equity income in investments                                  20             42            (22)     -52.4%
    Minority interest in partnerships                             14            (42)            56      133.3%
                                                            -----------------------------------------
Income before income taxes                                     4,569          6,971         (2,402)     -34.5%
Income tax expense                                             1,337          2,461         (1,124)     -45.7%
                                                            -----------------------------------------
Net income                                                     3,232          4,510         (1,278)     -28.3%
Preferred stock dividend                                        (634)          (646)            12        1.9%
                                                            -----------------------------------------
Income applicable to common shareholders                     $ 2,598        $ 3,864       $ (1,266)     -32.8%
                                                            =========================================


Adjusted EBITDA(1)                                          $ 11,405       $ 11,979           (574)      -4.8%
Adjusted EBITDA as a percentage of revenues                    20.9%          21.5%

(1) The definition of "Adjusted EBITDA" and how that measure relates to net income before interest expense, taxes on income, depreciation, and amortization
("EBITDA") and how Adjusted EBITDA relates to net income is discussed on the attached page. These measures are not intended to represent net income as defined by generally accepted accounting principles and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by generally accepted accounting principles. Adjusted EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's operating performance and its ability to service debt and invest in property and equipment. Adjusted EBITDA is not necessarily available for management's discretionary use due to restrictions included in the Company's various borrowing agreements and other considerations.

                        WestCoast Hospitality Corporation
                     Earnings Per Share and Hotel Statistics
                                   (unaudited)
                              (shares in thousands)

                                                         Three months ended September 30,
                                                               2003           2002        $ Change     % Change
                                                            ----------------------------------------------------
Earnings per share:
     Basic                                                   $ 0.20         $ 0.30
     Diluted                                                 $ 0.20         $ 0.29


Weighted average shares - basic                              13,003         12,982
Weighted Average shares - diluted (1)                        13,289         13,268

Hotel Statistics:
     Combined (owned, managed and franchised) (2)
         Average Occupancy(3) (6)                             68.6%          67.5%
         ADR(4)                                            $  73.05        $ 74.08       $ (1.03)        -1.4%
         RevPAR(5) (6)                                     $  50.08        $ 49.98       $  0.10          0.2%

(1)September 30, 2003 balance reflects dilution from operating partnership units
outstanding.   Options  to   purchase   common   stock  for  that   period  were
anti-dilutive.
(2)Includes  hotels owned,  managed and  franchised for greater than one year by
WestCoast Hospitality Corporation.
(3)Average  occupancy  represents  total  paid rooms  occupied  divided by total available rooms.  Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.
(4)Average  daily rate ("ADR")  represents  total room  revenues  divided by the total number of paid rooms occupied by hotel guests.
(5)Revenue  per  available  room  ("RevPAR")  represents  total room and related revenues  divided by total available  rooms,  net of rooms out of service due to significant renovations.
(6)Rooms  under  renovation  were  excluded  from RevPAR and  average  occupancy percentage.  Due to  the  short  duration  of  renovation,  in  the  opinion  of management,  excluding  these rooms did not have a material impact on RevPAR and average occupancy.

                        WestCoast Hospitality Corporation
                      Consolidated Statements of Operations
                                   (unaudited)
                                ($ in thousands)

                                                         Nine months ended September 30,
                                                               2003           2002        $ Change     % Change
                                                            ----------------------------------------------------
Revenues:
    Hotels and restaurants                                 $ 126,671      $ 134,459       $ (7,788)       -5.8%
    Franchise, central services and development                2,950          3,340           (390)      -11.7%
    Entertainment                                              6,008          4,980          1,028        20.6%
    Real estate                                                6,843          6,797             46         0.7%
    Corporate services                                           256            201             55        27.4%
                                                            -----------------------------------------
    Total revenues                                           142,728        149,777         (7,049)       -4.7%
                                                            -----------------------------------------

Operating expenses:
    Hotels and restaurants                                   106,603        111,517         (4,914)       -4.4%
    Franchise, central services and development                1,268          1,554           (286)      -18.4%
    Entertainment                                              5,327          4,156          1,171        28.2%
    Real estate                                                3,624          3,535             89         2.5%
    Corporate services                                           242            162             80        49.4%
    Depreciation and amortization                             10,047          7,938          2,109        26.6%
    (Gain) loss on asset dispositions including recoveries       579         (3,165)         3,744       118.3%
    Conversion expenses                                          392              8            384      4800.0%
                                                            -----------------------------------------
    Total direct expenses                                    128,082        125,705          2,377         1.9%
    Undistributed corporate expenses                           2,040          1,650            390        23.6%
                                                            -----------------------------------------
    Total expenses                                           130,122        127,355          2,767         2.2%
                                                            -----------------------------------------
Operating income                                              12,606         22,422         (9,816)      -43.8%

Other income (expense):
    Interest expense                                          (8,241)        (8,135)          (106)       -1.3%
    Interest income                                              303            254             49        19.3%
    Other income (expense), net                                 (205)             4           (209)    -5225.0%
    Equity income in investments                                  99             30             69       230.0%
    Minority interest in partnerships                            144           (108)           252       233.3%
                                                            -----------------------------------------
Income before income taxes                                     4,706         14,467         (9,761)      -67.5%
Income tax expense                                             1,449          5,107         (3,658)      -71.6%
                                                            -----------------------------------------
Net income                                                     3,257          9,360         (6,103)      -65.2%
Preferred stock dividend                                      (1,915)        (1,937)            22         1.1%
                                                            -----------------------------------------
Income applicable to common shareholders                     $ 1,342        $ 7,423       $ (6,081)      -81.9%
                                                            =========================================

Adjusted EBITDA(1)                                          $ 23,232       $ 27,195         (3,963)      -14.6%
Adjusted EBITDA as a percentage of revenues                    16.3%          18.2%

(1) The definition of "Adjusted EBITDA" and how that measure relates to net income before interest expense, taxes on income, depreciation, and amortization
("EBITDA") and how Adjusted EBITDA relates to net income is discussed on the attached page. These measures are not intended to represent net income as defined by generally accepted accounting principles and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by generally accepted accounting principles. Adjusted EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's operating performance and its ability to service debt and invest in property and equipment. Adjusted EBITDA is not necessarily available for management's discretionary use due to restrictions included in the Company's various borrowing agreements and other considerations.

                        WestCoast Hospitality Corporation
                     Earnings Per Share and Hotel Statistics
                                   (unaudited)

                                                         Nine months ended September 30,
                                                               2003           2002        $ Change     % Change
                                                            ----------------------------------------------------
Earnings per share:
     Basic                                                   $ 0.10         $ 0.57
     Diluted                                                 $ 0.10         $ 0.56


Weighted average shares - basic                              12,997         12,974
Weighted Average shares - diluted (1) (2)                    13,283         13,301


Hotel Statistics:

     Combined (owned, managed and franchised) (3)

         Average Occupancy(4) (7)                             59.4%          59.6%
         ADR(5)                                             $ 70.80        $ 73.09     $ (2.29)          -3.1%
         RevPAR(6) (7)                                      $ 42.04        $ 43.53     $ (1.49)          -3.4%


(1)September 30, 2003 balance reflects dilution from operating partnership units
outstanding.   Options  to   purchase   common   stock  for  that   period  were
anti-dilutive.
(2)September 30, 2002 balance reflects dilution from both outstanding options to purchase common stock and operating partnership units outstanding.
(3)Includes  hotels owned,  managed and  franchised for greater than one year by
WestCoast Hospitality Corporation.
(4)Average  occupancy  represents  total  paid rooms  occupied  divided by total available rooms.  Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.
(5)Average  daily rate ("ADR")  represents  total room  revenues  divided by the total number of paid rooms occupied by hotel guests.
(6)Revenue  per  available  room  ("RevPAR")  represents  total room and related revenues  divided by total available  rooms,  net of rooms out of service due to significant renovations.
(7)Rooms  under  renovation  were  excluded  from RevPAR and  average  occupancy percentage.  Due to  the  short  duration  of  renovation,  in  the  opinion  of management,  excluding  these rooms did not have a material impact on RevPAR and average occupancy.

                        WestCoast Hospitality Corporation
                           Consolidated Balance Sheets
                                   (unaudited)
                       ($ in thousands, except share data)

                                                                         September 30,       December 31,
                                                                             2003               2002
                                                                        ---------------------------------
Assets:
     Current assets:
        Cash and cash equivalents                                         $ 10,068          $    752
        Restricted cash                                                      4,089             1,949
        Accounts receivable, net                                             9,846             9,559
        Inventories                                                          1,960             2,040
        Assets held for sale                                                     -            34,408
        Prepaid expenses and other                                           2,593             2,693
                                                                        ---------------------------------
              Total current assets                                          28,556            51,401

     Property and equipment, net                                           268,050           241,255
     Goodwill                                                               28,042            28,042
     Intangible assets, net                                                 14,601            15,188
     Other assets, net                                                      20,138            20,824
                                                                        ---------------------------------
              Total assets                                               $ 359,387         $ 356,710
                                                                        =================================

Liabilities:
     Current liabilities:
        Accounts payable                                                 $   6,690         $   6,773
        Accrued payroll and related benefits                                 6,291             6,173
        Accrued interest payable                                               780               695
        Advance deposits                                                       267               198
        Other accrued expenses                                              10,064             8,494
        Long-term debt, due within one year                                  5,947             4,889
        Notes payable to bank                                                    -            52,100
        Capital lease obligations, due within one year                           -               268
                                                                        ---------------------------------
              Total current liabilities                                     30,039            79,590

     Long-term debt, due after one year                                    152,542           101,206
     Deferred revenue                                                        2,411             2,626
     Deferred income taxes                                                  16,761            16,261
     Minority interest in partnerships                                       2,767             2,911
                                                                        ---------------------------------
              Total liabilities                                            204,520           202,594
                                                                        ---------------------------------
Stockholders' equity:
     Preferred stock - 5,000,000 shares authorized; $0.01 par value
        588,724 and 602,630 shares issued and outstanding                        6                 6
     Additional paid-in capital, preferred stock                            29,430            30,125
     Common stock - 50,000,000 shares authorized; $0.01 par value;
        13,004,573 and 12,981,878 shares issued and outstanding                130               130
     Additional paid-in capital, common stock                               84,187            84,083
     Retained earnings                                                      41,114            39,772
                                                                        ---------------------------------
              Total stockholders' equity                                   154,867           154,116
                                                                        ---------------------------------
              Total liabilities and stockholders' equity                 $ 359,387         $ 356,710
                                                                        =================================

                        WestCoast Hospitality Corporation
                      Consolidated Statement of Cash Flows
                                   (unaudited)
                                ($ in thousands)

                                                                          Nine months ended September 30,
                                                                             2003                2002
                                                                        ----------------------------------
Operating activities:
    Net income                                                             $ 3,256            $  9,360
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation and amortization                                       10,047               7,938
        (Gain)/loss on disposition of property and equipment
          and other assets                                                     579              (3,165)
        Non-cash reduction of preferred stock resulting in gain               (522)                  -
        Write-off of deferred loan fees                                        790                   -
        Deferred income tax provision                                          500                 300
        Minority interest in partnerships                                     (144)                108
        Equity in investments                                                  (99)                (30)
        Compensation expense related to stock issuance                           5                  15
        Provision for doubtful accounts                                        337                 184
        Change in current assets and liabilities:
           Restricted cash                                                  (2,140)               (987)
           Accounts receivable                                                (314)             (1,086)
           Inventories                                                          80                 216
           Prepaid expenses and other                                          114                (901)
           Accounts payable and income taxes payable                           476               3,775
           Accrued payroll and related benefits                                118                 593
           Accrued interest payable                                             85                 (97)
           Other accrued expenses and advance deposits                         998               3,874
                                                                        --------------------------------
        Net cash provided by operating activities                           14,166              20,097
                                                                        --------------------------------

Investing activities:
    Additions to property and equipment                                     (5,141)             (6,201)
    Proceeds from disposition of property and equipment                        398               1,839
    Proceeds from dispositon of investment                                     441                 165
    Other, net                                                                  62                  44
                                                                        --------------------------------
        Net cash used in investing activities                               (4,240)             (4,153)
                                                                        --------------------------------

Financing activities:
    Proceeds from note payable to bank                                      47,700                   -
    Repayment of note payable to bank                                      (99,800)            (10,050)
    Proceeds from long-term debt                                            55,200                   -
    Proceeds from short-term debt                                            2,658                   -
    Repayment of long-term debt                                             (2,806)             (2,842)
    Proceeds from issuance of common stock under
     employee stock purchase plan                                               99                 103
    Preferred stock dividend payments                                       (1,927)             (1,291)
    Principal payments on capital lease obligations                           (268)               (284)
    Additions to deferred financing costs                                   (1,466)               (710)
    Distribution to stockholders and partners                                    -                 (23)
                                                                        --------------------------------
       Net cash used in financing activities                                  (610)            (15,097)
                                                                        --------------------------------

Change in cash and cash equivalents:
    Net increase in cash and cash equivalents                                9,316                 847
    Cash and cash equivalents at beginning of period                           752               4,613
                                                                        --------------------------------
    Cash and cash equivalents at end of period                            $ 10,068             $ 5,460
                                                                        ================================

                       WestCoast Hospitality Corporation
           Reconciliation of Adjusted EBITDA to EBITDA and Net Income
                                   (unaudited)
                                ($ in thousands)

The following is a reconciliation of Adjusted EBITDA to EBITDA and net income, which is considered by management to be the comparable measurement that is in accordance with generally accepted accounting principles for each of the periods presented:

                                                        Three months ended            Nine months ended
                                                           September 30,                 September 30,
                                                        2003             2002           2003          2002
                                                   -----------------------------------------------------------
Adjusted EBITDA                                      $ 11,405         $ 11,979       $ 23,232        $ 27,195
   (Gain) loss on asset dispositions                      117               69           (579)          3,165
   Interest income                                         96               96            303             254
   Other income (loss), net                                87                1           (205)              4
   Equity in investments                                   20               42             99              30
   Minority interest in partnerships                       14              (42)           144            (108)
                                                   -----------------------------------------------------------
EBITDA                                                 11,739           12,145         22,994          30,540
   Income tax expense                                  (1,337)          (2,461)        (1,449)         (5,107)
   Interest expense                                    (2,886)          (2,613)        (8,241)         (8,135)
   Depreciation and amortization                       (4,284)          (2,561)       (10,047)         (7,938)
                                                   -----------------------------------------------------------
Net income                                           $  3,232         $  4,510       $  3,257        $  9,360
                                                   ===========================================================

NON-GAAP FINANCIAL MEASURES

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures.
We believe that our presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, are important supplemental measures of operating performance to investors. The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

Earnings before interest,  taxes,  depreciation and amortization ("EBITDA") is a commonly used measure of performance in our industry which, when considered with
GAAP  measures,  we believe  gives  investors a more complete  understanding  of operating results before the impact of investing and financing  transactions and income  taxes  and  facilitates  comparisons  between  us and  our  competitors.
Management  has   historically   adjusted  EBITDA  when   evaluating   operating
performance  because we  believe  that the  inclusion  or  exclusion  of certain recurring and  non-recurring  items  described below is necessary to provide the most accurate  measure of our core operating  results and as a means to evaluate period-to-period results.

We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. Due to recent guidance from the Securities and Exchange Commission, we now do not reflect certain items when calculating EBITDA, however, we continue to adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making.

Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for the following items:

Gains or losses on asset dispositions
-------------------------------------
We  exclude  the  effect  of  gains  and  losses  on  asset   dispositions   and
non-recurring  items,  such as asset  write-downs  and impairment  losses,  from
Adjusted EBITDA.  We believe the inclusion of these items is not consistent with reflecting  the on-going  performance of our assets.  Management  believes it is useful to exclude  gains and losses on asset  dispositions  as these amounts are not reflective of our operating performance or the performance of our assets and the amount of such items can vary dramatically from period to period. The timing of,  and  selection  of,  an asset for  disposition  is  subject  to a number of variables that are generally unrelated to our on-going operations.

Interest income
---------------
Interest  and income from  investments  and other  sources  related to operating activities is included in our calculation of Adjusted EBITDA. We do not consider this income to be a part of our core operating results.

Other non-operating income or losses
------------------------------------
We exclude other non-operating  income or losses from Adjusted EBITDA to provide a more accurate  measure of our  proportionate  share of core operating  results before such activities.

Equity in investments
---------------------
Our  consolidated   results  include  the  equity  earnings  or  loss  from  our unconsolidated  affiliates.  We exclude our proportionate share earnings or loss unconsolidated  affiliates  from  Adjusted  EBITDA to  provide  a more  accurate measure of our  proportionate  share of core operating  results before investing activities.

Minority interest in partnerships
---------------------------------
We exclude  the  minority  interest  in the  income or loss of our  consolidated partnership  because these amounts  effectively  include our minority  partners'
proportionate share of depreciation, amortization, interest and taxes, which are excluded from EBITDA.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted
EBITDA reflect additional ways of viewing our operations that, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, we believe provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.